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 99.1 Letter of Intent, dated may 7, 2004, by and between Humana Trans Services
              Holding Corp and Emcore Professional Employers, Inc.

                       HUMANA TRANS SERVICES HOLDING CORP.
                               7466 New Ridge Road
                                     Suite 7
                             Hanover, Maryland 21076
                                 (888) 508-8866

                                                                     May 7, 2004



Mr. R. Wesley Mackenzie,
President
Emcore Professional Employers, Inc.
631 Dickerson Avenue
Greenvale, North Carolina 27834

Dear Wesley:

      The purpose of this letter is to set forth our mutual intent with respect to certain proposed transactions pursuant to which Humana Trans Services Holding Corp. ("HTSC" or "the Company"), a Delaware Corporation, doing business at the address indicated above, will acquire the issued and outstanding shares of Emcore Professional Employers, Inc. ("Emcore"), a North Carolina corporation (the "Acquisition") from the shareholders of Emcore (the "Sellers" or "Shareholders"). The Acquisition will take place as soon as practical following execution of this letter of intent (this "Letter") upon the terms and conditions described hereafter, subject to the mutual satisfaction of each parties due diligence investigation of each other's business and the approval by each parties' Board of Directors.

      Set forth below is an outline of the significant terms, conditions and current assumptions upon which the Acquisition is intended.

I.    THE ACQUISITION

      1. SELLER AND THE COMPANY. Upon the effective date of the Acquisition (the "Acquisition Closing"), the Company shall acquire, and the Shareholders shall sell, all issued and outstanding shares of common stock of Emcore (the "Shares"), as set forth in the Purchase Agreement, in exchange for shares of common stock of HTSC, and other considerations as set forth herein. It is the intent, and the parties shall use their best efforts to make this a tax-free exchange under the Internal Revenue Code of 1986, as amended.


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      2. EFFECT OF THE ACQUISITION.  Upon the Acquisition Closing, HTSC shall be the owner of all the issued and outstanding shares of Emcore and shall have all the property, rights, privileges, obligations, franchises, customer lists, trademarks, servicemarks, tradenames, licenses, software and hardware related technology and other assets of every kind of description of Emcore. Upon the Acquisition Closing, Emcore may continue to be operated as a wholly owned subsidiary, or may be merged with HTSC, as may be determined at the time of the Acquisition Closing or afterwards.

      3. PURCHASE PRICE. The Shares shall be acquired in consideration of the issuance of shares of common stock of HTSC's common stock, ($.0001 par value) to the Seller as set forth in the Purchase Agreement (hereinafter the "Acquisition Shares"). At the closing of the transaction, the shareholders of Emcore will own and hold approximately 60% of the issued and outstanding shares of HTSC. In addition, as a condition precedent to the closing of the transaction, a commitment to raise capital in the amount of $5,000,000 must be in place for the issuance of an additional 11% of the issued and outstanding shares of HTSC, for which the 11% will be issued for the raise of capital for the combined entity (the "Additional Shares"). The current shareholders of HTSC shall hold 40% of the issued and outstanding shares prior to the raise of any capital, and 29% of issued and outstanding shares after the raise of capital for the combined entity. It is also agreed that the combined company will previously "spin-out" the segment of HTSC currently operating as a staffing business, in one or more subsidiaries or affiliates, based on a pro rata share to the original shareholders of HTSC. The "spin-out" will include working capital of $1,000,000 of the capital raised pursuant to the commitment to raise capital. The parties retain the option to discuss participation of Emcore in the "spin-out." The Acquisition Shares and Additional Shares not previously issued, shall be restricted securities as such term is defined under Rule 144 of the Securities Act of 1933, as amended (the "Act"). The Acquisition Shares shall be subject to standard Piggy-back and Registration Rights as set forth in the Purchase Agreement, and shall be limited to 15% of the Acquisition Shares, and upon the Agreement of the Underwriter with respect to a secondary offering, or until the 2nd quarter after the Acquisition Closing.

II.   GENERAL PROVISIONS

      4. CONDUCT OF BUSINESS. For the period set forth in Paragraph 9 hereof Emcore will (i) conduct its business only in the ordinary course, (ii) not make or pay any distributions or dividends, (iii) not make or grant any increases in salary or other compensations or bonuses to employees or officers without prior consultation with HTSC, and (iv) will use its commercially reasonable efforts to obtain promptly any consents or approvals required in connection with the Acquisition.

      5. THE DEFINITIVE AGREEMENTS. Following the signing of this Letter, HTSC shall commence upon drafting and negotiating the Purchase Agreement, which is to be entered into on or prior to the Acquisition Closing. HTSC and the Seller will also seek to negotiate, execute and deliver all other required agreements usual for transactions of this type (the "Definitive Agreements"). The Definitive Agreements will, among other things, contain:


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            (a)  representations,  warranties,  conditions and agreements of the
Company and Emcore (as are customary and appropriate for a transaction of this type and size) with respect to the assets and the business of the respective parties;

            (b) provisions for indemnification by the Company and Emcore for breaches, and for the survivability, of the representations, warranties and agreements of each contained in the Definitive Agreements; and

            (c) such other terms and conditions as are customary including appropriate confidentiality and non-disclosure provisions.

The Definitive Agreements shall be consistent with this Letter and otherwise be on terms and conditions reasonably satisfactory to HTSC, Emcore and the Sellers. The parties will use their good faith and reasonable best efforts to negotiate, execute and deliver the Definitive Agreements as soon as practicable.

      6. CONDITIONS TO THE ACQUISITION CLOSING. Conditions to the consummation of the Acquisition will include:

            (a) completion of the business and legal review of the business of HTSC and Emcore by, and to the satisfaction of, HTSC and Emcore and their respective counsel;

            (b) each of HTSC and Emcore conducting their respective business in the normal and ordinary course through the Acquisition Closing;

            (c) disclosure of, if any, or  representation of no material adverse change in the business, operations and/or condition, including any tax liabilities for taxes, payroll and others (financial and otherwise) of either HTSC or Emcore, from March 31, 2004;

            (d) liabilities and obligations of HTSC and Emcore (contingent or otherwise) not to significantly exceed those amounts as of March 31, 2004 unless otherwise disclosed;

            (e) written commitment for the financing, reasonably satisfactory to the Sellers in form and substance, as set forth in Paragraph "3", along with the necessary actions and documentation to effectuate the "spin-out" as contemplated by the parties; and

            (f) all required consents and approvals (including Board and Stockholder consents if necessary) for both Parties having been obtained and all necessary filings have been made.

      7. OTHER TRANSACTIONS. From the date of the execution of this Letter until the earliest of (i) the execution and delivery of the Definitive Agreements,
(ii) the date that negotiations of the Acquisition shall be terminated by the written agreement of HTSC and the Sellers and (iii) August 30, 2004, unless extended in writing by the parties for an additional 90 days, the parties and their directors, officers and agents will (a) not initiate, entertain, discuss, solicit or accept any offer for the sale of the assets or the business of the respective party nor the incurrence of any material debt obligations except as otherwise disclosed to the other party; and (b) provide to each party and its counsel, accountants and other representatives access to such information and documents regarding the assets and the business of the other party as either party may reasonably request.


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      8. EMPLOYMENT AGREEMENTS. Omitted until Purchase Agreement.

      9. TERMINATION. This Letter may be terminated (i) at any time by the written agreement of both HTSC and the Sellers, (ii) at any time by a party hereto if any other party hereto shall have materially breached any of its obligations or agreements hereunder, or (iii) by any party hereto if the Acquisition Closing shall not have occurred by August 30, 2004, unless extended upon written agreement of both parties for an additional 90 days.

      10. NON-PUBLICITY. a) Each of HTSC and the Emcore agree not to disclose the existence or contents of this Letter without the prior written consent of the other parties hereto, except (i) to its advisors, representatives, agents and attorneys who have a need to know such information, (ii) unless required by state or federal securities law, rule or regulation, in which event the disclosing party shall provide the non-disclosing party with reasonable advance notice, and the text, of any such disclosure, and shall incorporate into such disclosure the reasonable comments of the non-disclosing party provided in connection therewith, or (iii) as may be required in connection with the enforcement of this Letter.

            b) Each of HTSC and Emcore  agree that (except as may be required by law) it will not disclose or use and it will cause its officers, directors, employees, representatives, agents, and advisors not to disclose or use, any Confidential Information (as hereinafter defined) with respect to the other party furnished, or to be furnished, to it in connection herewith at any time or in any manner and will not use such information other than in connection with its evaluation of the Acquisition. For the purposes of this paragraph (b) "Confidential Information" means any information of either party, whether oral or written, unless (i) such information is already known to general public or such information becomes publicly available through no fault of the receiving party or its agents or representatives, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Acquisition (in which event the disclosing party shall provide the non-disclosing party with reasonable advance notice, and the text, of any such disclosure and shall incorporate into such disclosure the reasonable comments of the non-disclosing party provided in connection therewith), or (iii) the furnishing of such information is required in connection with legal proceedings before a court of competent jurisdiction. If the Acquisition is not consummated, the receiving party will promptly return all documents, contracts, records, or properties to the disclosing party. The provisions of this paragraph (b) shall survive the termination of this Letter.

            c) Neither HTSC nor Emcore shall solicit, recruit or employ any employee or independent contractor of the other or solicit any customer or client of the other (i) until the consummation of the Acquisition, or (ii) in the event the parties do not consummate the Acquisition, for a period of one year following the termination of the Acquisition.


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      11. BOARD OF  DIRECTORS.  Initially,  upon the  Acquisition  Closing,  the
Company shall have a five-member board of directors. Representatives of Emcore shall have the right to appoint three such members and representatives of the pre-Closing Company shall have the right to appoint two members. Upon a unanimous consent of all directors, the Board of Directors may be expanded.

      12. EXPENSES. Each party shall bear its respective costs and expenses incurred in connection with the negotiation, preparation and consummation of the Acquisition, in the event that the Acquisition Closing does not take place. The Purchase Agreement will contain provisions to reimburse the parties for reasonable closing expenses, as agreed to by the Parties.

      13. NON-ASSIGNABILITY; GOVERNING LAW. This Letter shall supercede and replace all prior agreements or understanding between the parties hereto in connection with the Acquisition. No party hereto may assign any of his/its rights, or delegate any of his/its duties, hereunder without the prior written consent of the other party hereto. This Letter shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflicts of law principles thereof.

      14. BINDING NATURE Except as otherwise set forth herein, no party will be under any obligation to any other party, until both the Company and the Seller shall have executed and delivered Definitive Agreements. It is understood that this Letter is merely a statement of intent by the parties to agree in principle to the contents hereof; however, any legal obligations between the parties shall be only as set forth in a duly negotiated and executed agreements. These shall be in form and content satisfactory to each of the parties and their respective counsel. This Letter, nevertheless, constitutes a binding agreement relative only to the conduct contemplated in paragraphs 7, 9, 10, 12, 13, and 14.

      15. Management Agreement. Prior to the execution of a Definitive Agreement for the purchase of the Shares by HTSC, the parties shall negotiate and execute a Management Agreement whereby Emcore shall provide agreed upon services to the accounts of HTSC. HTSC shall retain ownership of all accounts until the date of closing.

      We are very enthusiastic about this transaction and look forward to a prompt closing of the Acquisition. Please indicate your acceptance and approval of this Letter by having it counter-executed and dated where indicated below, and returning a fully executed original to the undersigned.


                     [Rest of Page Intentionally Left Blank]

                           [Signature Page to Follow]



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      If you have any questions, please do not hesitate to contact me.

                                  Very truly yours,

                                  HUMANA TRANS SERVICES HOLDING CORP.

                                  By: ___________________
                                      John Daly
                                      President & Chief Executive Officer


ACCEPTED AND AGREED TO:
This        day of May, 2004

EMCORE PROFESSIONAL EMPLOYERS, INC.

By: ________________________
    R. Wesley MacKenzie,
    President


SELLERS:


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Name:


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Name:


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Name:


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